                                                                    EXHIBIT 4(a)


                                                                  EXECUTION COPY

                       ==================================

                                 CBS CORPORATION

                           7.15% Senior Notes due 2005

                                 ===============

                                    INDENTURE

                            Dated as of May 20, 1998

                                 ===============

                                 CITIBANK, N.A.

                                   as Trustee

                       ==================================

                             CROSS-REFERENCE TABLE

TIA                                                                   Indenture
Section                                                               Section
-------                                                               -------

310(a)(1)             .............................................    6.10
   (a)(2)             .............................................    6.10
   (a)(3)             .............................................   N.A.
   (a)(4)             .............................................   N.A.
   (a)(5)             .............................................    6.8; 6.10
   (b)                .............................................    6.8; 6.10
   (c)                .............................................   N.A.
311(a)                .............................................    6.11
   (b)                .............................................    6.11
   (c)                .............................................   N.A.
312(a)                .............................................    2.5
   (b)                .............................................   10.3
   (c)                .............................................   10.3
313(a)                .............................................    6.6
   (b)(1)             .............................................   N.A.
   (b)(2)             .............................................    6.6
   (c)                .............................................    6.6
   (d)                .............................................    6.6
314(a)                .............................................    3.2; 10.2
   (b)                .............................................   N.A.
   (c)(1)             .............................................   10.4
   (c)(2)             .............................................   10.4
   (c)(3)             .............................................   N.A.
   (d)                .............................................   N.A.
   (e)                .............................................   10.5
   (f)                .............................................    3.9
315(a)                .............................................    6.1
   (b)                .............................................    6.5; 10.2
   (c)                .............................................    6.1
   (d)                .............................................    6.1
   (e)                .............................................    5.11
316(a)(last sentence) .............................................   10.6
   (a)(1)(A)          .............................................    5.5
   (a)(1)(B)          .............................................    5.4
   (a)(2)             .............................................   N.A.
   (b)                .............................................    5.7
317(a)(1)             .............................................    5.8
   (a)(2)             .............................................    5.9
   (b)                .............................................    2.4
318(a)                .............................................   10.1

   N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                   Definitions and Incorporation by Reference..............  1
      SECTION 1.1.   Definitions...........................................  1
      SECTION 1.2.   Other Definitions.....................................  5
      SECTION 1.3.   Incorporation by Reference of Trust Indenture Act.....  6
      SECTION 1.4.   Rules of Construction.................................  6

                                   ARTICLE II

                                 The Securities............................  7
      SECTION 2.1.   Form, Dating..........................................  7
      SECTION 2.2.   Execution and Authentication.......................... 11
      SECTION 2.3.   Registrar and Paying Agent............................ 13
      SECTION 2.4.   Paying Agent To Hold Money in Trust................... 13
      SECTION 2.5.   Securityholder Lists.................................. 13
      SECTION 2.6.   Transfer and Exchange................................. 14
      SECTION 2.7.   Form of Certificate to be Delivered in Connection
                     with Transfers to Institutional Accredited Investors.. 17
      SECTION 2.8.   Form of Certificate to be Delivered in Connection
                     with Transfers Pursuant to Regulation S............... 19
      SECTION 2.9.   Mutilated, Destroyed, Lost or Stolen Securities....... 20
      SECTION 2.10.  Outstanding Securities................................ 21
      SECTION 2.11.  Temporary Securities.................................. 21
      SECTION 2.12.  Cancellation.......................................... 21
      SECTION 2.13.  Payment of Interest; Defaulted Interest............... 21
      SECTION 2.14.  Computation of Interest............................... 23
      SECTION 2.15.  CUSIP Numbers......................................... 23

                                   ARTICLE III

                                   Covenants............................... 23
      SECTION 3.1.   Payment of Securities................................. 23
      SECTION 3.2.   SEC Reports........................................... 23
      SECTION 3.3.   Limitation on Liens................................... 24
      SECTION 3.4.   Limitation on Sale and Lease-Backs.................... 25
      SECTION 3.5.   Waiver of Certain Covenants........................... 25
      SECTION 3.6.   Maintenance of Office or Agency....................... 25
      SECTION 3.7.   Money for Security Payments to Be Held in Trust....... 26
      SECTION 3.8.   Corporate Existence................................... 27
      SECTION 3.9.   Compliance Certificate................................ 27

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                                                                            Page
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                                   ARTICLE IV

                               Successor Company........................... 28
      SECTION 4.1.   When Company May Merge or Otherwise Dispose of Assets. 28

                                    ARTICLE V

                             Defaults and Remedies......................... 28
      SECTION 5.1.   Events of Default..................................... 28
      SECTION 5.2.   Acceleration.......................................... 29
      SECTION 5.3.   Other Remedies........................................ 30
      SECTION 5.4.   Waiver of Past Defaults............................... 30
      SECTION 5.5.   Control by Majority................................... 30
      SECTION 5.6.   Limitation on Suits................................... 31
      SECTION 5.7.   Rights of Holders to Receive Payment.................. 31
      SECTION 5.8.   Collection Suit by Trustee............................ 31
      SECTION 5.9.   Trustee May File Proofs of Claim...................... 31
      SECTION 5.10.  Priorities............................................ 31
      SECTION 5.11.  Undertaking for Costs................................. 32

                                   ARTICLE VI

                                    Trustee................................ 32
      SECTION 6.1.   Duties of Trustee..................................... 32
      SECTION 6.2.   Rights of Trustee..................................... 33
      SECTION 6.3.   Individual Rights of Trustee.......................... 34
      SECTION 6.4.   Trustee's Disclaimer.................................. 34
      SECTION 6.5.   Notice of Defaults.................................... 34
      SECTION 6.6.   Reports by Trustee to Holders......................... 35
      SECTION 6.7.   Compensation and Indemnity............................ 35
      SECTION 6.8.   Replacement of Trustee................................ 36
      SECTION 6.9.   Successor Trustee by Merger........................... 37
      SECTION 6.10.  Eligibility; Disqualification......................... 37
      SECTION 6.11.  Preferential Collection of Claims Against Company..... 37
      SECTION 6.12.  Trustee's Application for Instructions from the
                     Company .............................................. 37

                                   ARTICLE VII

                       Discharge of Indenture; Defeasance.................. 38
      SECTION 7.1.   Discharge of Liability on Securities; Defeasance...... 38
      SECTION 7.2.   Conditions to Defeasance.............................. 39
      SECTION 7.3.   Application of Trust Money............................ 39
      SECTION 7.4.   Repayment to Company.................................. 39
      SECTION 7.5.   Indemnity for U.S. Government Obligations............. 40
      SECTION 7.6.   Reinstatement......................................... 40

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                                                                            Page
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                                  ARTICLE VIII

                                   Amendments.............................. 40
      SECTION 8.1.   Without Consent of Holders............................ 40
      SECTION 8.2.   With Consent of Holders............................... 41
      SECTION 8.3.   Compliance with Trust Indenture Act................... 42
      SECTION 8.4.   Revocation and Effect of Consents and Waivers......... 42
      SECTION 8.5.   Notation on or Exchange of Securities................. 42
      SECTION 8.6.   Trustee To Sign Amendments............................ 43

                                   ARTICLE IX

                              Redemption of Notes.......................... 43
      SECTION 9.1.   Redemption............................................ 43
      SECTION 9.2.   Applicability of Article.............................. 43
      SECTION 9.3.   Election to Redeem; Notice to Trustee................. 43
      SECTION 9.4.   Selection by Trustee of Securities to Be Redeemed..... 43
      SECTION 9.5.   Notice of Redemption.................................. 44
      SECTION 9.6.   Deposit of Redemption Price........................... 45
      SECTION 9.7.   Securities Payable on Redemption Date................. 45
      SECTION 9.8.   Securities Redeemed in Part........................... 45

                                    ARTICLE X

                                 Miscellaneous............................. 46
      SECTION 10.1.   Trust Indenture Act Controls......................... 46
      SECTION 10.2.   Notices.............................................. 46
      SECTION 10.3.   Communication by Holders with other Holders.......... 46
      SECTION 10.4.   Certificate and Opinion as to Conditions Precedent... 46
      SECTION 10.5.   Statements Required in Certificate or Opinion........ 47
      SECTION 10.6.   When Securities Disregarded.......................... 47
      SECTION 10.7.   Rules by Trustee, Paying Agent and Registrar......... 47
      SECTION 10.8.   Legal Holidays....................................... 47
      SECTION 10.9.   Governing Law........................................ 48
      SECTION 10.10.  No Recourse Against Others........................... 48
      SECTION 10.11.  Successors........................................... 48
      SECTION 10.12.  Multiple Originals................................... 48
      SECTION 10.13.  Variable Provisions.................................. 48
      SECTION 10.14.  Qualification of Indenture........................... 48
      SECTION 10.15.  Table of Contents; Headings.......................... 48

EXHIBIT A   Form of the Initial Note
EXHIBIT B   Form of the Exchange Note

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            INDENTURE dated as of May 20, 1998, between CBS Corporation, a
Pennsylvania corporation (the "Company"), and Citibank, N.A., a national banking association (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 7.15% Senior Notes due 2005 (the "Initial Notes") and, if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as hereinafter defined), the Company's 7.15% Senior Notes due 2005 (the "Exchange Notes" and, together with the Initial Notes, the "Securities" or the "Notes"):

                                    ARTICLE I

                   Definitions and Incorporation by Reference

            SECTION 1.1. Definitions.

            "Attributable Debt" means, as to any particular lease, the total net amount of rent (discounted from the due dates thereof at the weighted average Yield to Maturity of the Notes outstanding under this Indenture, such average being weighted by the principal amount of the Notes) required to be paid by the lessee during the remaining term thereof, excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rent will also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. In the case of any lease under which the amount of rent is indeterminable (e.g., where rent is based on sales or profits), the net amount of rent required to be paid will be the amount of rent paid during the preceding fiscal year.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors with respect to the relevant matter.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means CBS Corporation until a successor replaces it and, thereafter, means such successor.

            "Consolidated Adjusted Book Capitalization" means, as to any Person, the Consolidated Total Debt of such Person plus its shareholders' equity and any Preferred Stock or other capital stock classified under GAAP as being subject to redemption and not included in its shareholders' equity, plus minority interests in its Subsidiaries.

            "Consolidated Total Debt" means as to any Person, the total Debt of such Person and its Subsidiaries computed and consolidated in accordance with GAAP .

            "Debt" means (i) all obligations represented by notes, bonds, debentures or similar evidences of indebtedness; (ii) all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any deferred purchase price, on normal trade terms; and
(iii) all rental obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases.

            "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

            "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

            "Funded Debt" means all indebtedness for borrowed money having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered in the Note Register.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Issue Date" means the date on which the Initial Notes are originally issued.

            "Legal Holiday" has the meaning ascribed to it in Section 10.8.

            "Mortgage" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

            "Note Register" means the register of Securities, maintained by the Trustee, pursuant to Section 2.3.

            "Offering Memorandum" means the Offering Memorandum dated May 15, 1998 relating to the Initial Notes; provided that after the issuance of Exchange Notes, all references herein to "Offering Memorandum" with respect to the Exchange Notes shall be deemed references to the prospectus relating to the Exchange Notes.

            "Officer" means any of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

            "Officers' Certificate" means a certificate signed by two or more Officers.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Preferred Stock" means as to any Person, capital stock of such Person that has a preference as to dividends or upon liquidation over the common stock of such Person.

            "Private Exchange Securities" shall have the meaning set forth in the Registration Rights Agreement.

            "QIB" means any "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

            "Redemption Date" means the date fixed for the redemption of any Security by or pursuant to this Indenture.

            "Redemption Price" means the price at which any Security is to be redeemed pursuant to this Indenture.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated May 20, 1998, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., and J.P. Morgan Securities Inc.

            "Restricted Period" means the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Notes are offered to persons other than distributors (as defined in Regulation S under the Securities
Act) and (B) the Issue Date.

            "Restricted Property" means all land, buildings, machinery and equipment and leasehold interests and improvements which would be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with GAAP, excluding (i) all such property located outside the United States; (ii) all rights, contracts and other intangible assets of any nature whatsoever; (iii) all inventories, other current assets and films, programs and film and program rights; and (iv) the real property comprising the Company's headquarters building on West 52nd Street, New York, New York, and the real property comprising the studio facilities in Studio City, California, owned by Radford Studio Center Inc.

            "Restricted Securities Legend" means the Private Placement Legend set forth in clause (A) of Section 2.1(c).

            "Restricted Subsidiary" means any Subsidiary other than (i) a Subsidiary substantially all the tangible properties of which are located, or substantially all the operations of which are located or conducted, outside the United States; (ii) a Subsidiary the principal business of which consists of one or more of the following: (A) investing in, developing or otherwise dealing in or with real estate or providing services directly related thereto, (B) financing, including without limitation, lending on the security of, purchasing or discounting (with or without recourse), receivables, leases, obligations or other claims arising from or in connection with the purchase or sale of products or services or (C) leasing any form of property; or (iii) a Subsidiary the consolidated assets of which do not include Restricted Property.

            "SEC" means the Securities and Exchange Commission.

            "Securities" or "Notes" means the Securities issued under this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Custodian" means the custodian with respect to the Global Securities (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

            "Subsidiary" of any specified corporation means any corporation at least a majority of whose outstanding voting stock shall at the time be owned, directly or indirectly, by the specified corporation or by one or more of its Subsidiaries, or both.

            "Successor Company" shall have the meaning assigned thereto in clause (i) of Section 4.1.

            "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date hereof (except as provided in Section ss. 8.3) until such time as this Indenture is qualified under the TIA, and thereafter, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Section ss. 8.3).

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

            "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Yield to Maturity" means the yield to maturity on the Notes, calculated at the time of issuance of the Notes, or if applicable, at the most recent redetermination of interest on the Notes, in accordance with accepted financial practice.

            SECTION 1.2. Other Definitions.

                                                                  Defined in
            Term                                                    Section
            ----                                                  ----------

      "Agent Members"...........................................     2.1(d)
      "Authenticating Agent"....................................     2.2
      "Company Order"...........................................     2.2
      "Corporate Trust Office"..................................     3.6
      "covenant defeasance option"..............................     7.1(b)
      "Defaulted Interest"......................................     2.13
      "Definitive Securities"...................................     2.1(e)
      "Event of Default"........................................     5.1
      "Exchange Global Note"....................................     2.1(a)
      "Exchange Notes"..........................................   Preamble
      "Global Securities".......................................     2.1(a)
      "Initial Notes" ..........................................   Preamble
      "Institutional Accredited Investor Global Note"...........     2.1(a)
      "Institutional Accredited Investor Note"..................     2.1(a)
      "legal defeasance option".................................     7.1(b)
      "Paying Agent"............................................     2.3
      "Private Placement Legend"................................     2.1(c)
      "Purchase Agreement.......................................     2.1(a)
      "Registrar"...............................................     2.3
      "Regulation S"............................................     2.1(a)
      "Regulation S Global Note"................................     2.1(a)
      "Regulation S Note".......................................     2.1(a)

      "Resale Restriction Termination Date".....................     2.6
      "Rule 144A"...............................................     2.1(a)
      "Rule 144A Notes".........................................     2.1(a)
      "Rule 144A Global Note"...................................     2.1(a)
      "Special Interest Payment Date"...........................     2.13(a)
      "Special Record Date".....................................     2.13(a)

            SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular; and

            (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

                                   ARTICLE II

                                 The Securities

            SECTION 2.1. Form, Dating and Terms. (a) The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated May 15, 1998, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., and J.P. Morgan Securities Inc. (the "Purchase Agreement").

            Initial Notes offered and sold to qualified institutional buyers (as defined in Rule 144A under the Securities Act ("Rule 144A")) in the United States of America (the "Rule 144A Notes") will be issued on the Issue Date in the form of a single, permanent global Security in definitive, fully registered book-entry form substantially in the form of Exhibit A, which is hereby incorporated by reference and expressly made a part of this Indenture (the "Rule 144A Global Note"), registered in the name of a nominee of the Depositary, deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

            Initial Notes offered and sold outside the United States of America (the "Regulation S Note") in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued in the form of a single, permanent global Security in definitive, fully registered book-entry form substantially in the form of Exhibit A (the "Regulation S Global Note") registered in the name of Cede & Co., as nominee of the Depositary, deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, or Cedel Bank, societe anonyme, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

            Initial Notes resold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in the United States of America (the "Institutional Accredited Investor Note") will be issued in the form of a single, permanent global Security in definitive, fully registered book-entry form substantially in the form of

Exhibit A (the "Institutional Accredited Investor Global Note") registered in the name of a nominee of the Depositary deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

            Exchange Notes exchanged for interests in the Rule 144A Note, the Regulation S Note and the Institutional Accredited Investor Note will be issued in the form of a permanent global Note substantially in the form set forth in Exhibit B hereto, which is hereby incorporated by reference and expressly made a part of this Indenture, deposited with the Trustee as hereinafter provided, with the applicable legend set forth in Section 2.1(c) hereof (the "Exchange Global Note"). The Exchange Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate.

            The Rule 144A Global Note, the Regulation S Global Note, the Exchange Global Note and the Institutional Accredited Investor Global Note are sometimes collectively herein referred to as the "Global Securities."

            The principal of (premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.

            The Private Exchange Securities shall be in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibits A and
B. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

            (b) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

            (c) Restrictive Legends. Unless and until (i) an Initial Note is sold under an effective registration statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective registration statement, in each case pursuant to the Registration

Rights Agreement, (A) such Initial Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER," AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF

      THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

            (B) The Global Securities, whether or not an Initial Note, shall bear the following legend on the face thereof:

      "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

            (d) Book-Entry Provisions. (i) This Section 2.1(d) shall apply only to Global Securities deposited with the Trustee, as custodian for the Depositary.

            (ii) Each Global Security initially shall (x) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (y) be delivered to the Trustee as custodian for such Depositary and
(z) bear legends as set forth in Section 2.1(c).

            (iii) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the

Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

            (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (e) of this Section to beneficial owners who are required to hold Definitive Securities (as defined below), the Security Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

            (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (e) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

            (e) Definitive Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive certificated Securities ("Definitive Securities"). If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with the Depositary's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 40 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

            (f) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d)(iv) and (v) shall, except as otherwise provided by paragraph (c) of Section 2.6, bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(c).

            (g) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            SECTION 2.2. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

            At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue in an aggregate principal amount of $500.0 million and (2) Exchange Notes for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Notes of an equal principal amount, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order"). Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Notes or Exchange Notes. The aggregate principal amount of Securities outstanding at any time may not exceed $500.0 million except as provided in Section 2.9.

            The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

            In case the Company, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

            SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Note Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

            SECTION 2.4. Paying Agent To Hold Money in Trust. By at least 10:00 a.m (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

            SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.6. Transfer and Exchange.

            (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date"):

                  (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an institutional accredited investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                  (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

            (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

                  (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (ii) a transfer of a Regulation S Note or a beneficial interest therein to an institutional accredited investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                  (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

            After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring certification set forth in Section 2.8 or any additional certification.

            (c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, the Registrar shall deliver only Securities that bear such Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (d) The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

            (e) Obligations with Respect to Transfers and Exchanges of
Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Section 8.5).

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an interest payment date and ending on such interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            (f) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            SECTION 2.7. Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

                                                           [Date]

Citibank, N.A.
111 Wall Street, 5th Floor
New York, New York 10043

Attention:  Corporate Trust Department

Dear Sirs:

            This certificate is delivered to request a transfer of $ principal amount of the 7.15% Senior Notes due 2005 (the "Notes") of CBS Corporation (the "Company").

            Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

            Name: ___________________________________

            Address: ________________________________

            Taxpayer ID Number: _____________________

            The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                       TRANSFEREE:_____________________

                                       BY______________________________

            SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

                                                      [Date]

Citibank, N.A.
111 Wall Street, 5th Floor
New York, New York 10043

Attention:  Corporate Trust Department

            Re:   CBS Corporation
                  7.15% Senior Notes due 2005 (the "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (a) the offer of the Securities was not made to a person in the United States;

            (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

            Very truly yours,

            [Name of Transferor]

            By:____________________________       ______________________________
               Authorized Signature               Signature Medallion Guaranteed

            SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

            Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

            Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding in the event the Company holds the Security.

            If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities maturing and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.11. Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

            SECTION 2.12. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Securities surrendered for registration of transfer, exchange, payment or cancellation by delivering a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

            SECTION 2.13. Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

            Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

            (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 10.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

            (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

            SECTION 2.14. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

            SECTION 2.15. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and their reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III

                                    Covenants

            SECTION 3.1. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

            SECTION 3.2. SEC Reports. Notwithstanding that the Company may not remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file (if then permitted to do so) with the SEC and provide (whether or not so filed with the SEC) the Trustee and Securityholders and prospective Securityholders (upon request) within 15 days of the date of filing with the SEC or, if not filed, on the date that such reports would be required to be filed with the SEC if the Company was a reporting company, with the annual reports and the information, documents and other reports, which are specified in Sections 13 and 15(d) of the Exchange Act; provided, however, that the Company shall provide one copy of the exhibits of the foregoing to the Trustee and shall (upon request) provide additional copies of such exhibits to any Securityholder or prospective Securityholder. The Company shall also comply with the other provisions of TIA ss. 314(a).

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            SECTION 3.3. Limitation on Liens. The Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured by a Mortgage on any Restricted Property, or by any shares of stock of a Restricted Subsidiary, without effectively providing concurrently with the incurrence, issuance, assumption or guarantee of such secured Debt that the Notes (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary then existing or thereafter created ranking on a parity with the Notes) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such Debt shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Debt (excluding any Debt secured by Mortgages permitted by clauses (a) through (h) below), plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of sale and lease-back transactions (as defined in Section 3.4) involving Restricted Property, but excluding any Attributable Debt in respect of any such sale and lease-back transaction the proceeds of which have been applied in the manner set forth in clause (b) under Section 3.4 would not exceed 10% of the Consolidated Adjusted Book Capitalization as determined on the basis of the most recent quarterly consolidated balance sheet of the Company; provided, however, that such restrictions shall not apply to (a) Mortgages existing on the date of this Indenture; (b) Mortgages on property of, or on any shares of stock or indebtedness of, any corporation existing at the time such corporation becomes a Subsidiary; (c) Mortgages on property of, or on any shares of stock or indebtedness of any corporation existing at the time such corporation is merged with or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; (d) Mortgages on property existing at the time of the acquisition thereof or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any indebtedness incurred prior to, at the time or within six months after, the acquisition or completion of such property for the purpose of financing all or any part of the purchase price or construction cost thereof; (e) Mortgages to secure all or part of the cost of repairing, altering, constructing, improving or developing such property as is, in the opinion of the Board of Directors of the Company, substantially unimproved or to secure indebtedness incurred for the purpose of financing any such cost; (f) Mortgages in favor of the Company or any Restricted Subsidiary;
(g) Mortgages on capital stock issued by, or partnership or other similar interests in, any Subsidiary provided that the Debt secured by such Mortgage is also secured by Mortgages which if incurred by the Company or a Restricted Subsidiary would be covered by clause (d) or (e) of this paragraph on property of such Subsidiary constituting at least 80% of the book value of its tangible assets; or (h) any extension, renewal or replacement (or successive extensions, renewals or replacements) as a whole or in part, of any Mortgage referred to in the foregoing clauses (a) through (g) inclusive; provided that such extension, renewal or replacement Mortgage shall be limited to all or part of the same property that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

            The Mortgage of any Restricted Property of the Company or a Restricted Subsidiary in favor of the United States of America or any department, agency or instrumentality thereof to secure partial, progress, advance or other payments by the Company or any Subsidiary pursuant to the provisions of any contract or statute shall not be deemed to create indebtedness secured by a Mortgage within the meaning of the preceding paragraph.

            SECTION 3.4. Limitation on Sale and Lease-Backs. The Company will not itself, and will not permit any Restricted Subsidiary to, enter into any arrangements with any bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary), or to which any such lender or investor is a party providing for the leasing by the Company or such Restricted Subsidiary for a period, including renewals, in excess of three years of any Restricted Property which has been owned for more than six months by the Company or such Restricted Subsidiary and which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Restricted Property (a "sale and lease-back transaction") unless either (a) the Company or such Restricted Subsidiary could, under the restrictions described in Section 3.3, create Debt secured by a Mortgage on the Restricted Property to be leased in an amount equal to the Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing the Notes; or (b) the Company, within six months after the sale or transfer shall have been made, applies an amount equal to the greater of (i) the net proceeds of the sale of the Restricted Property leased pursuant to such arrangement or (ii) the fair market value of the Restricted Property so leased at the time of entering into such arrangement (as determined by the Board of Directors of the Company) to the retirement of Funded Debt of the Company ranking on a parity with the Notes (except that no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund or prepayment provision).

            SECTION 3.5. Waiver of Certain Covenants. The Company may omit, in any particular instance, to comply with any covenant or condition set forth in Sections 3.3 and 3.4, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Securities at the time outstanding shall, by notice to the Trustee, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

            SECTION 3.6. Maintenance of Office or Agency. The Company will maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The corporate trust office of the Trustee, which initially shall be located at Citibank, N.A., 111 Wall Street, 5th Floor, New York, New York 10043, Attention: Corporate Trust Department (the "Corporate Trust Office") shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

            SECTION 3.7. Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure to so act.

            Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (or premium, if any) or interest on any Securities, deposit with any Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) that shall be available to the Trustee by 10:00 a.m. New York City time on such due date sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of such action or any failure to so act.

            The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

            (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (b) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

            (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company mail to the Holders of the Securities as to which the money to be repaid was held in trust, as their names and addresses appear in the Security Register, a notice that such moneys remain unclaimed and that, after a date specified in the notice, which shall not be less than 30 days from the date on which the notice was first mailed to the Holders of the Securities as to which the money to be repaid was held in trust, any unclaimed balance of such moneys than remaining will be paid to the Company free of the trust formerly impressed upon it.

            SECTION 3.8. Corporate Existence. Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

            SECTION 3.9. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

                                   ARTICLE IV

                                Successor Company

            SECTION 4.1. When Company May Merge or Otherwise Dispose of Assets. The Company will not, in a single transaction or series of related transactions, consolidate with or merge with or into, or convey, transfer, lease or otherwise dispose of all or substantially all its assets to, any Person nor permit any Person to merge with or into the Company, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (ii) immediately before and after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

                  (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture (if any) comply with this Indenture.

            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named in this Indenture as the Company. In the event of any such conveyance or transfer as described in this Section 4.1, the Company as the predecessor may be dissolved, wound up or liquidated at any time thereafter.

                                    ARTICLE V

                              Defaults and Remedies

            SECTION 5.1. Events of Default. An "Event of Default" occurs if:

            (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

            (2) the Company defaults in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at its maturity;

            (3) the Company defaults in the performance of or a breach by the Company of any other covenant or agreement in this Indenture or under the Securities (other than those referred to in (1) or (2) above) and such default continues for 90 days after the notice specified below;

            (4) the entry of an order for relief against the Company under the Federal Bankruptcy Act by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent under any other applicable Federal or state law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

            (5) the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receive liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            Notwithstanding the foregoing, a Default under clause (1), (2) or
(3) of this Section 5.1 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (1), (2) or (3) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (3) of this Section 5.1.

            SECTION 5.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.1(4) or (5) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal, premium and interest shall be immediately due and payable. If an Event of Default specified in Section 5.1(4) or (5) with respect to the Company occurs, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind an acceleration with respect to the Securities and its consequences if
(i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of principal of, premium, if any or interest on the Securities that has become due solely because of such acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

            SECTION 5.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 5.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 8.2 cannot be amended without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

            SECTION 5.5. Control by Majority. The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 6.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 5.6. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in outstanding principal amount of the Securities make a written request to the Trustee to institute proceedings in respect of such Event of Default;

            (3) such Holder or Holders offer to the Trustee such reasonable security or indemnity against any loss, liability or expense as the Trustee may require;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            SECTION 5.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 5.8. Collection Suit by Trustee. If an Event of Default specified in Section 5.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 6.7.

            SECTION 5.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.7.

            SECTION 5.10. Priorities. If the Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 6.7;

            SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            THIRD: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to
Section 5.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                   ARTICLE VI

                                     Trustee

            SECTION 6.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.5.

            (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 6.2. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document; but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to
Section 5.1(1) and 5.1(2), or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained "actual knowledge." "Actual knowledge" shall mean the actual fact or statement of knowing without independent investigation with respect thereto.

            SECTION 6.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

            SECTION 6.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

            SECTION 6.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it occurs provided that in the case of Default or Event of Default described in Section 5.1(3), no such notice shall be given until at least 90 days after such Default or Event of Default occurs and provided further that except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Security, the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust Officers and/or a Trust Officer of the Trustee in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 6.6. Reports by Trustee to Holders. As promptly as practicable after each May 20 beginning with May 20, 1999, and in any event prior to July 20 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 20 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports required by TIA ss. 313(c).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 6.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify each of the Trustee, any predecessor Trustee and each of its officers, directors, counsel and agents, against any and all loss, liability, claim, damage or expense (including, but not limited to, reasonable attorneys' fees and expenses and taxes other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 6.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct or negligence, subject to the exceptions contained in Section 6.1(c) hereof.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 6.7 shall not be subordinate to any other liability or indebtedness of the Company.

            The Company's payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(4) or (5) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

            SECTION 6.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 6.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.7.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this
Section 6.8, the Company's obligations under Section 6.7 shall continue for the benefit of the retiring Trustee.

            SECTION 6.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 6.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

            SECTION 6.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

            SECTION 6.12. Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company, may at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                   ARTICLE VII

                       Discharge of Indenture; Defeasance

            SECTION 7.1. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or (ii) all outstanding Securities have become due and payable at maturity and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities (other than Securities replaced pursuant to Section 2.9), including interest thereon to maturity, and the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

            (b) Subject to Sections 7.1(c) and 7.2, the Company at its option and at any time may terminate (i) all the obligations of the Company under the Securities and this Indenture ("legal defeasance option") or (ii) the obligations of the Company under Sections 3.2, 3.3 and 3.4 and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1(3) ("covenant defeasance option"), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 5.1(3), 5.1(4) or 5.1(5).

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding the provisions of Sections 7.1(a) and (b), the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 6.7, 6.8,
7.4, 7.5 and 7.6 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 6.7, 7.4 and 7.5 shall survive.

            SECTION 7.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders cash in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Securities to maturity;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity;

            (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

            (4) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

            (5) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; and

            (6) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VII have been complied with.

            SECTION 7.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

            SECTION 7.4. Repayment to Company. Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon

Company Order any money or U.S. Government Obligations held by it as provided in this Article VII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 7.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 7.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE VIII

                                   Amendments

            SECTION 8.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article IV in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (5) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

            (6) to comply with Sections 6.8 and 6.9 in respect of the assumption by a successor Trustee of an obligation of the Trustee under this Indenture;

            (7) to make any change that does not adversely affect the rights of any Securityholder; or

            (8) to provide for the issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Notes, as a single issue of securities.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 8.2. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities affected by such amendment then outstanding. However, without the consent of each Securityholder affected, an amendment may not:

            (a) change the maturity of any payment of principal of or any premium or any installment of interest on the Securities, reduce the principal amount thereof or the interest or any premium thereon, change the method of computing the amount of principal thereof or interest thereon on any date, change any place of payment where, or the coin or currency in which, the Securities or any premium or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be);

            (b) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such modification or the consent of whose

Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults thereunder and their consequences provided for in this Indenture; or

            (c) modify any of the provisions of this Section, Section 5.4 or
Section 3.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 8.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 8.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver made pursuant to Section 8.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

            SECTION 8.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 8.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article VIII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE IX

                               Redemption of Notes

            SECTION 9.1. Redemption. The Notes may or shall, as the case may be, be redeemed, as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the forms of Securities, together with accrued interest to the Redemption Date specified in the forms of the Securities.

            SECTION 9.2. Applicability of Article. Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

            SECTION 9.3. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 9.1 shall be evidenced by a resolution of the Board of Directors. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 9.4.

            SECTION 9.4. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed, selection of such Securities for redemption shall be made by the Trustee not more than 60 days prior to the Redemption Date, from the Securities outstanding not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no Securities of less than $1,000 shall be redeemed in part.

            The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

            SECTION 9.5. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 10.2 at least 30 but not more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed at such Holder's registered address. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 30 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

            All notices of redemption shall fully identify the Securities and shall state:

            (1) the Redemption Date,

            (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 9.07, if any,

            (3) if less than all Securities outstanding are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

            (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

            (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 9.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

            (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any,

            (7) the name and address of the Paying Agent,

            (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, and

            (9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities.

            SECTION 9.6. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 3.7) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

            SECTION 9.7. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption
Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Notes, registered as such at the close of business on the relevant regular record date or Special Record Date, as the case may be, according to their terms and the provisions of Section 2.13.

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

            SECTION 9.8. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.6 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.

                                    ARTICLE X

                                  Miscellaneous

            SECTION 10.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

            SECTION 10.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Company:

                           CBS Corporation
                           51 West 52nd Street
                           New York, New York 10019
                           Attn: Chief Financial Officer

                           if to the Trustee:

                           Citibank, N.A.
                           111 Wall Street, 5th Floor
                           New York, New York 10043
                           Attn: Corporate Trust Department

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 10.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 10.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 10.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 10.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 10.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 10.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 10.9. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            SECTION 10.10. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 10.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 10.13. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

            SECTION 10.14. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

            SECTION 10.15. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        CBS CORPORATION

                                        By: /s/ Fredric G. Reynolds
                                           ------------------------------
                                           Name: Fredric G. Reynolds
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

                                        CITIBANK, N.A.

                                        By: /s/ F. Mills
                                           ------------------------------
                                           Name: F. Mills
                                           Title: Senior Trust Officer

                                                                       EXHIBIT A

                         [FORM OF FACE OF INITIAL NOTE]

                    [Applicable Restricted Securities Legend]
                       [Depository Legend, if applicable]

No. 1                                                    Principal Amount $____]

                                                          CUSIP NO. ____________

                                 CBS CORPORATION

                           7.15% Senior Note due 2005

            CBS Corporation, a Pennsylvania corporation promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars on May 20, 2005.

                 Interest Payment Dates: May 20 and November 20.

                       Record Dates: May 1 and November 1.

            Additional provisions of this Security are set forth on the other side of this Security.

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

                           7.15% Senior Note due 2005

1. Interest

            CBS Corporation, a Pennsylvania corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company") promises to pay interest on the principal amount of this Security at the rate per annum shown above.

            The Company will pay interest semiannually on May 20 and November 20 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from May 20, 1998. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Optional Redemption

            The Company may redeem the Securities in whole or, from time to time, in part on at least 30 but not more than 60 days prior notice mailed to the Depositary, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present value of the Remaining Scheduled Payments on the Securities to be redeemed discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 25 basis points plus accrued interest thereon to the date of redemption.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

            "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

            "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., and J.P. Morgan Securities Inc. and their respective successors and, at the option of the Company, additional Primary Treasury Dealers; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

            "Remaining Scheduled Payments" means, with respect to any Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

            "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

3. Method of Payment

            By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are cancelled or repurchased after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

4. Paying Agent and Registrar

            Initially, Citibank, N.A., a national banking association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Registrar or co-registrar.

5. Indenture

            The Company issued the Securities under an Indenture dated as of May 20, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended (the "Act"), as in effect on the date hereof (except as provided in Section ss. 8.3) until such time as this Indenture is qualified under the TIA, and thereafter, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Section ss. 8.3). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured senior obligations of the Company limited to $500.0 million aggregate principal amount (subject to Section
2.9 of the Indenture). This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on liens and sale and lease-back transactions by the Company and its Restricted Subsidiaries.

6. Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

7. Persons Deemed Owners

            The registered holder of this Security may be treated as the owner of it for all purposes.

8. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9. Defeasance

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity.

10. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment and compliance with certain covenants under the Indenture) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Notes.

11. Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity; (iii) default in the performance of or a breach by the Company in respect of any other covenant or agreement in the Indenture or the Securities (other than those specified in (i) and (ii) above) and such default continues for 90 days after notice is given; and (iv) certain events of bankruptcy or insolvency with respect to the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

12. Trustee Dealings with the Company

            Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

13. No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14. Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

15. Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

16. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

17. Governing Law

            This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                    CBS Corporation
                                    51 West 52nd Street
                                    New York, New York 10019
                                    Attn: Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

              _____________________________________________________
              (Print or type assignee's name, address and zip code)

                  _____________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint______________________agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:____________________                     Your Signature:___________________

Signature Guarantee:______________________________
                    (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

      1 |_| acquired for the undersigned's own account, without transfer; or

      2 |_| transferred to the Company; or

      3 |_| transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

      4 |_| transferred pursuant to an effective registration statement under the Securities Act; or

      5 |_| transferred pursuant to and in compliance with Regulation S under the Securities Act; or

      6 |_| transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

      7 |_| transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                  ------------------------------
                                                  Signature
Signature Guarantee:

-------------------------                         ------------------------------
(Signature must be guaranteed)                    Signature

------------------------------------------------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]
              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:

                 Amount of decrease in      Amount of increase in      Principal Amount of this     Signature of authorized
Date of          Principal Amount of this   Principal Amount of this   Global Security following    signatory of Trustee or
Exchange         Global Security            Global Security            such decrease or increase    Securities Custodian

                                                                       EXHIBIT B

                         [FORM OF FACE OF EXCHANGE NOTE]

                       [Depository Legend, if applicable]

No. [_____]                                     Principal Amount $[____________]
                                                         CUSIP NO. _____________

                                 CBS CORPORATION

                           7.15% Senior Notes due 2005

            CBS Corporation, a Pennsylvania corporation, promises to pay to [______________], or registered assigns, the principal sum of [_______________] Dollars on May 20, 2005.

            Interest Payment Dates: May 20 and November 20.

            Record Dates: May 1 and November 1.

            Additional provisions of this Security are set forth on the other side of this Security.

                                                CBS CORPORATION

                                                By:_______________________

                                                By:_______________________

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

CITIBANK, N.A.

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:__________________________
     Authorized Signatory                                    Date:

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                           7.15% Senior Note due 2005

1. Interest

            CBS Corporation, a Pennsylvania corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company") promises to pay interest on the principal amount of this Security at the rate per annum shown above.

            The Company will pay interest semiannually on May 20 and November 20 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from May 20, 1998. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Optional Redemption

            The Company may redeem the Securities in whole or, from time to time, in part on at least 30 but not more than 60 days prior notice mailed to the Depositary, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present value of the Remaining Scheduled Payments on the Securities to be redeemed discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 25 basis points plus accrued interest thereon to the date of redemption.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

            "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

            "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., and J.P. Morgan Securities Inc. and their respective successors and, at the option of the Company, additional Primary Treasury Dealers; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

            "Remaining Scheduled Payments" means, with respect to any Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

            "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

3. Method of Payment

            By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are cancelled or repurchased after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

4. Paying Agent and Registrar

            Initially, Citibank, N.A., a national banking association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Registrar or co-registrar.

5. Indenture

            The Company issued the Securities under an Indenture dated as of May 20, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended (the "Act"), as in effect on the date hereof (except as provided in Section ss. 8.3) until such time as this Indenture is qualified under the TIA, and thereafter, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Section S 8.3). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured senior obligations of the Company limited to $500.0 million aggregate principal amount (subject to Section
2.9 of the Indenture). This Security is one of the Exchange Notes referred to in the Indenture. The Securities include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on liens and sale and lease-back transactions by the Company and its Restricted Subsidiaries.

6. Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

7. Persons Deemed Owners

            The registered holder of this Security may be treated as the owner of it for all purposes.

8. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9. Defeasance

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity.

10. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment and compliance with certain covenants under the Indenture) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add additional covenants or surrender rights and powers conferred on the Company or Communications or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Notes.

11. Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity; (iii) default in the performance of or a breach by the Company in respect of any other covenant or agreement in the Indenture or the Securities (other than those specified in (i) and (ii) above) and such default continues for 90 days after notice is given; and (iv) certain events of bankruptcy or insolvency with respect to the Company. If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

12. Trustee Dealings with the Company

            Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

13. No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14. Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

15. Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

16. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

17. Governing Law

            This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            The Company will furnish to any Securityholder upon request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                    CBS Corporation
                                    51 West 52nd Street
                                    New York, New York 10019
                                    Attn: Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

              _____________________________________________________
              (Print or type assignee's name, address and zip code)

                  _____________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint___________________agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _______________  Your Signature ____________________

Signature Guarantee:  ____________________________________
                            (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]
              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:

                 Amount of decrease in      Amount of increase in      Principal Amount of this     Signature of authorized
Date of          Principal Amount of this   Principal Amount of this   Global Security following    signatory of Trustee or
Exchange         Global Security            Global Security            such decrease or increase    Securities Custodian